EXHIBIT 10.22

FORM OF LETTER AGREEMENT BETWEEN THE COMPANY AND ROBERT C. DINERSTEIN

January   , 2016

WL Ross Holding Corp.

1166 Avenue of the Americas

New York, NY 10036

Re:      Letter Agreement

Sir or Madam:

This letter (this “Letter Agreement”) is being delivered to you in connection with your role as a director or officer of the Company, consistent with the terms required of the company’s existing directors and officers pursuant to the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between WL Ross Holding Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 40,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of the Common Stock at a price of $5.75 per half share, subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company had the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 9 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned individual, who is a director of the Company or member of the Company’s management team (the “Insider”), hereby agrees with the Company as follows:

1. The Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall (i) vote any shares of Common Stock owned by him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by him or her in connection with such stockholder approval.

2. The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

The Insider acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Insider hereby further waives, with respect to any shares of the Common Stock held by him or her, if any, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the Insider shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering.

3. [Intentionally Omitted]

4. (a) Other than in the case of NBNK Investments PLC, the Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering.

(b) The Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Insider of his or her obligations under paragraphs 1, 2, 3, 4(a), 5(a), 5(b) and 7 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5. (a) The Insider agrees that he or she shall not Transfer (as defined below) any Founder Shares or Private Placement Shares until the earlier of (i) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Business Combination, (x) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares and Private Placement Shares Lock-up Period”).

(b) The Insider agrees that he or she shall not effectuate any Transfer of Private Placement Warrants or Common Stock issued or issuable upon the conversion of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares and Private Placement Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their permitted transferees (that have complied with this paragraph 5(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of such person or the Sponsor; (b) in the case of an individual, by a gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of a Business Combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of its initial Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The Insider acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 5, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer or (ii) WL Ross Sponsor LLC (the “Sponsor”) assigns its option to purchase 10,000,000 shares of Common Stock to an affiliated fund pursuant to the Amended and Restated Securities Subscription Agreement, dated as of April 4, 2014, between the Company and the Sponsor and agrees to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

6. The Insider represents and warrants that he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding.

7. Except as disclosed in the Prospectus, neither the Insider, nor any affiliate of the Insider, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds of the Public Offering held in the Trust Account prior to the completion of the initial Business Combination: reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination.

8. The Insider has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company.

9. As used herein, (i) ”Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) ”Founder Shares” shall mean the 11,500,000 shares of the Common Stock beneficially held by the Sponsor (or 10,000,000 shares if the over-allotment option is not exercised by the Underwriters); which is the 14,375,000 shares of the Common Stock initially acquired by the Sponsor less 2,875,000 shares of the Common Stock that the Sponsor will forfeit immediately prior to the pricing of the Public Offering so that the Sponsor’s remaining shares prior to the Public Offering represent 20.0% for an aggregate purchase price of $25,000, or approximately $0.0025 per share, prior to the consummation of the Public Offering; (iii) ”Private Placement Shares ” shall mean the up to 10,000,000 shares of the Common Stock that the Sponsor (or any of its affiliates) was granted the option to purchase from the Company simultaneously with the consummation of the initial Business Combination; (iv) ”Private Placement Warrants ” shall mean the Warrants to purchase up to 20,000,000 shares of the Common Stock of the Company (or 22,400,000 shares of Common Stock if the over-allotment option is exercised in full) that are acquired by the Sponsor for an aggregate purchase price of $10,000,000 in the aggregate (or $11,200,000 if the over-allotment option is exercised in full), or $0.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) ”Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) ”Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vii) ”Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11. No party hereto may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and his or her successors and assigns.

12. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Business Combination is not consummated and closed by 24 months from the date of the Public Offering.

[Signature Page follows]

Sincerely,

By:
Robert C. Dinerstein